Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 on Form 8-K/A of Nakamoto Inc. of our report dated March 27, 2026, relating to the financial statements of UTXO Management GP, LLC as it appears in our report, appearing in Form 8-K/A.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

April 7, 2026